Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

by and among

Protalix BioTherapeutics, Inc.

and

the Parties Signatory Hereto

Dated as of August 12, 2021

EXCHANGE AGREEMENT dated as of August 12, 2021 (this “Agreement”), by and among Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), and the parties signatory hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

BACKGROUND

As of the date hereof, each Purchaser owns and holds an aggregate principal amount of the Company’s 7.50% Senior Secured Convertible Notes due 2021 (the “Existing Notes”) shown opposite such Purchaser’s name under “Principal Amount of Existing Notes” on Schedule I hereto. The Existing Notes have the covenants and terms set forth in the indenture dated as of December 7, 2016, as supplemented by the First Supplemental Indenture, dated July 24, 2017, and the Second Supplemental Indenture, dated November 27, 2017 (the “Existing Indenture”), between the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Wilmington Savings Fund Society, FSB, as collateral agent (the “Collateral Agent”). All capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Existing Indenture.

Each Purchaser desires to exchange with the Company (the “Exchange”) its Existing Notes for (a) the aggregate principal amount of newly issued 7.50% Senior Secured Convertible Notes due 2024 (the “Exchange Notes”) shown opposite such Purchaser’s name under “Principal Amount of Exchange Notes” on Schedule I hereto; (b) cash in the amount shown opposite such Purchaser’s name under “Cash Consideration” on Schedule I hereto (the “Cash Consideration”) and (c) cash in the amount of the accrued and unpaid interest on such Existing Notes through, but excluding, the Closing Date (as defined below) (the “Accrued Interest”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Section 3(a)(9) thereof.

Each of the Purchasers has irrevocably and unconditionally agreed to consent to the adoption of a third supplemental indenture, in form and substance reasonably acceptable to the Purchasers (the “Third Supplemental Indenture”) to amend the terms of the Existing Indenture to permit the issuance of the Exchange Notes, the incurrence of liens securing the Exchange Notes, the entry by the Company, the guarantors party thereto, the Trustee and the Collateral Agent into the indenture to be dated as of the Closing Date (as defined below) for the Exchange Notes (the “Exchange Notes Indenture”) and that the liens securing the Exchange Notes shall be pari passu with the Existing Notes and Existing Indenture (effective as of the execution of this Agreement).

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Purchasers, severally but not jointly, hereby agree as follows:

Article I

EXCHANGE
Section 1.1Exchange. The Company agrees to (a) issue to each Purchaser that principal amount of Exchange Notes as set forth on Schedule I hereto opposite such Purchaser’s name and (b) pay to such Purchaser that amount of cash in U.S. dollars representing the sum of the Cash Consideration as set forth on Schedule I hereto opposite such Purchaser’s name and the

Accrued Interest on the Existing Notes of such Purchaser, (the consideration referenced in the foregoing clauses (a) and (b), the “Exchange Consideration”), in exchange for the Existing Notes of such Purchaser having the aggregate principal amount set forth on Schedule I hereto opposite such Purchaser’s name, and each Purchaser, severally and not jointly, agrees to exchange all such Existing Notes for such Exchange Consideration.

Section 1.2Exchange Procedures.
(a)The closing of the Exchange (the “Closing”) will commence upon the satisfaction or waiver of the conditions and obligations of the Company and the Purchasers to consummate the Exchange set forth in Article IV (other than conditions and obligations with respect to the actions that the Company and the Purchasers, respectively, will take at Closing), or such other date and time as the Company and the Purchasers may mutually determine (the “Closing Date”); provided, however, that in the event the Closing does not occur on or prior to September 23, 2021 (the “Outside Date”), this Agreement shall terminate in its entirety and be of no further effect. No later than 10:00 a.m., New York City time, on the Closing Date, each Purchaser shall cause the custodian through which such Purchaser holds its Existing Notes to (i) post a DWAC request to the Trustee to effect the cancellation of the Existing Notes in accordance with the procedures of The Depository Trust Company (“DTC”), and (ii) post a DWAC request to the Trustee for free receipt of the aggregate principal amount of Exchange Notes opposite such Purchaser’s name on Schedule I hereto. The delivery of the Existing Notes by each Purchaser will be complete upon receipt by the Trustee on the Closing Date of a DWAC request through DTC (and the Trustee’s confirmation of such DWAC request) and any other required documents.
(b)On the Closing Date, the Company, or Trustee at the Company’s direction, will (i) cause the Exchange Notes to be credited to the DTC accounts identified by each Purchaser (as specified on its signature page hereof) against delivery of the Existing Notes, as set forth on Schedule I hereof and (ii) cause the payment of the Cash Consideration and the Accrued Interest by wire transfer of immediately available funds to the accounts previously provided in writing by each Purchaser.
(c)The Purchasers shall cease to own the Existing Notes exchanged pursuant to Section 1.1 hereto as of the crediting of the Exchange Notes to the DTC accounts identified by the Purchasers and the payment of the Cash Consideration and the Accrued Interest by wire transfer as provided in clause (b) above, and the Company shall be entitled to instruct the appropriate parties to immediately thereafter cancel the Existing Notes on the books and records of the Company.
Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, each Purchaser, as of the Closing Date, as follows:

Section 2.1Existence and Power. The Company is a duly incorporated and validly existing corporation and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as currently conducted. The Company’s subsidiaries, Protalix Ltd. and Protalix B.V. (the “Subsidiaries” and, together with the Company, the “Company Parties”), are duly organized and validly existing and in good standing under the laws of Israel and the Netherlands, respectively, and have the organizational power and authority to hold their respective properties and conduct their businesses as currently conducted. The Company does not have any “significant subsidiary” as defined in Rule 1-02 of Regulation S-X that is not listed above.

Section 2.2Authorization and Enforceability. The execution, delivery and performance of this Agreement and of the U.S. security agreement (the “U.S. Security Agreement”), perfection certificate, copyright security agreement, patent security agreement, trademark security agreement, Israeli Stock Pledge, share transfer deed, Israeli Floating Charge and IP charge, each dated as of the Closing Date (collectively, with any other documentation pursuant to which a lien is granted to the Collateral Agent, the “Security Documentation”), and each other document, instrument or agreement executed and delivered by the Company Parties in connection with this Agreement and the transaction contemplated hereby has been duly authorized by all necessary action on the part of the Company Parties, and this Agreement, the Security Documentation and each other document, instrument or agreement executed and delivered by the Company Parties in connection with this Agreement and the transactions contemplated hereby, when duly executed and delivered by the parties hereto and thereto, will be the legal, valid and binding obligation of the Company Parties, enforceable against the Company Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
Section 2.3Capitalization. All issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Common Stock were issued in violation of any preemptive or similar rights of any securityholder of the Company. The issued and outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims of any third party, except as described in the Reports (as defined below).
Section 2.4Valid Issuance of Exchange Notes; Enforceability of Exchange Notes and Exchange Notes Indenture. The Exchange Notes Indenture and the Exchange Notes have been duly executed by the Company and, when authenticated by the Exchange Notes Trustee in accordance with the Exchange Notes Indenture, and delivered and paid for as provided herein, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Exchange Notes Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the number of shares of Common Stock initially issuable upon conversion of the Exchange Notes at the initial conversion rate set forth in the Exchange Notes Indenture will be duly authorized and, when issued upon conversion of the Exchange Notes in accordance with the Exchange Notes Indenture, will be validly issued, fully paid and nonassessable; the maximum number of shares of Common Stock initially issuable upon conversion of the Exchange Notes (including the maximum number of additional shares that may be issued in connection with a “Make-Whole Adjustment Event” assuming all conversions are settled solely in shares of Common Stock and the “Make-Whole Premium” assuming settlement solely in shares of Common Stock (the “Maximum Number of Shares”)) has been duly authorized and, when issued upon conversion of the Exchange Notes in accordance with the Exchange Notes Indenture, will be validly issued, fully paid and nonassessable; the Exchange Notes Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee and the Collateral Agent, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Board of Directors of the Company has duly and validly adopted resolutions reserving a number of shares of Common Stock for issuance upon conversion of the Exchange Notes equal to the Maximum Number of Shares; and such shares of Common Stock are not subject to any preemptive or similar right.

Section 2.5Non-Contravention/No Consents. The execution and delivery of this Agreement, the Exchange Notes Indenture, the Third Supplemental Indenture and the Exchange Notes, the consummation of the transactions herein and therein contemplated, and the fulfillment of the terms hereof and thereof, will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the Certificate of Incorporation, Bylaws or any comparable constituting documents of the Company or any of its subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (collectively, “Contractual Obligations”), other than the terms of the Existing Indenture contemplated to be amended by the Third Supplemental Indenture in connection with the closing of the Exchange; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (collectively, “Laws”), except, in the cases of clauses (b) and (c), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Subject to the Aggregate Share Cap (as defined in the Exchange Notes Indenture), no stockholder approval is required under the rules of the NYSE American LLC (“NYSE American”) in connection with the issuance of the Exchange Notes.
Section 2.6Minimum Liquidity. Following the Closing and the payment of the Cash Consideration by the Company, the Company will hold unrestricted cash not less than the amount necessary to redeem or repay at maturity all of the Existing Notes that remain outstanding following the Closing Date.
Section 2.7Secured Party Rights; Ownership of Property; Liens.

(a)Protalix Ltd. is authorized to pledge to Altshuler Shaham Trust Ltd., as security trustee, for the benefit of the Exchange Notes Trustee (on behalf of the Purchasers), a security interest in all (or a portion) of its assets, subject to the approval of the Israeli National Authority for Technological Innovation (the “Israeli Innovation Authority”) and in accordance with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984 (the “Innovation Law”);
(b)the Company has good and marketable title to all personal property owned by it, subject to no Liens other than Permitted Liens, is authorized to pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, and grant a security interest and Lien in all of the Collateral pledged by it pursuant to the U.S. Security Agreement;
(c)the Company and each of its subsidiaries has title in, or a valid leasehold interest in (or sub-leasehold interest in or other right to occupy), all its real property owned or occupied by it (except insofar as marketability may be limited by any laws or regulations of any governmental authority affecting such assets), and none of such property is subject to any Lien except as not prohibited by this Agreement; and
(d)the execution and delivery of this Agreement, the Exchange Notes Indenture and the Exchange Notes, the consummation of the transactions herein and therein contemplated, and the fulfillment of the terms hereof and thereof, will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any requirement of Law or any Contractual Obligation (other than the Transaction Liens (as defined in the U.S. Security Agreement) and the Liens created under the Israel Security Agreements (as defined in the Exchange Notes Indenture)).
Section 2.8SEC Reports. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, and all other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2020 and prior to the date hereof (collectively, the “Reports”), when they were filed with the SEC, complied as to form in all material respects with the applicable requirements under the Exchange Act, and did not, when such Reports were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Prior to the Closing, there shall not have occurred a Material Adverse Effect or any development involving a prospective Material Adverse Effect in the general affairs, business, properties, management, financial condition or results of operations of the Company from that set forth in the Reports.
Section 2.9Form 8-K. No later than 9:00 a.m., New York City time, on the first business day following the date of this Agreement, the Company shall file with the SEC a current report on Form 8-K announcing the Exchange, including all required exhibits thereto, which current report the Company acknowledges and agrees will disclose all material terms of the Exchange.

Section 2.10No Brokers. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors, employees or agents has incurred any liability for any commissions or other remuneration in connection with the Exchange.
Section 2.11Section 3(a)(9) Exemption. It is not necessary in connection with the Exchange, in the manner contemplated herein, to register the issuance of the Exchange Notes under the Securities Act in reliance on the exemption from registration set forth under Section 3(a)(9) of the Securities Act. Neither the Company nor anyone acting on the Company’s behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.
Section 2.12No Restrictions on Sale. Assuming the accuracy of the Purchasers’ representations and warranties hereunder, the Exchange Notes will, as of the Closing Date, be free of any restrictive legend or other restrictions on resale by the Company and will be issued in book-entry form, represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by the unrestricted CUSIP assigned to the Company’s Common Stock.
Section 2.13Properties. Each of the Company and its subsidiaries owns or leases all such properties as are reasonably necessary to the conduct of its operations as presently conducted.
Section 2.14Intellectual Property. The Company and its subsidiaries own, possess, license or otherwise have adequate rights to use, on reasonable terms, all patents, trademarks, service marks, trade names, copyrights and copyrightable works, licenses, inventions, trade secrets, technology, know-how (whether or not patentable) and other intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with the foregoing) (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ businesses as now conducted. Except as would not, singly or in the aggregate, have a Material Adverse Effect: (a) there are no rights of third parties to any such Intellectual Property except as disclosed in the Reports; (b) to the Company’s knowledge, there is no infringement, misappropriation or other violation by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries (or the conduct of their respective businesses) infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such action, suit, proceeding or claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that have (or may have) priority over or dominate (or may dominate) any Intellectual Property owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual

Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally but not jointly, represents and warrants to, and agrees with, the Company, as of the Closing Date, as follows:

Section 3.1Existence and Power. Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
Section 3.2Authorization. The execution, delivery and performance of this Agreement and each other document, instrument or agreement executed and delivered by such Purchaser in connection with the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement and each other document, instrument or agreement executed and delivered by such Purchaser in connection with the transactions contemplated hereby, when duly executed and delivered by the parties hereto and thereto, is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). Such Purchaser has the full right, power, legal capacity and authority to sell and transfer the Existing Notes and to enter into and perform its obligations under this Agreement.
Section 3.3Governmental Authorization. As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required to be obtained or made by such Purchaser in connection with the execution, delivery and performance by it of this Agreement, the consummation by it of the transactions contemplated hereby or thereby, or the issuance or delivery to it by the Company of the Exchange Notes, other than a filing on a Schedule 13G or 13D (or 13G/A or 13D/A), if applicable.
Section 3.4Non-Contravention/No Consents. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by (a) any provision of the organizational documents of such Purchaser, (b) any mortgage, note, indenture, deed of trust, loan agreement or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject; or (c) any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, or administrative agency having jurisdiction over such Purchaser or any of its properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clauses (b) and (c) that would not reasonably be expected to materially adversely impact the ability of such Purchaser to consummate the transactions contemplated hereby.

Section 3.5No Brokers. Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.
Section 3.6Purchaser Status. Such Purchaser acknowledges that (a) it meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act; and (b) is not an entity formed for the sole purpose of acquiring the Exchange Notes. Such Purchaser is not an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act.
Section 3.7Company Information. Such Purchaser represents that in connection with this Agreement and the Exchange contemplated hereby it is relying solely on the information relating to the Company’s business, finances and operations contained in the Reports and in certificates delivered by the Company pursuant to this Agreement, and further acknowledges that the Company makes no representation or warranty with respect to any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, except to the extent expressly provided in Article II hereof.
Section 3.8Undertaking. Each Purchaser undertakes (a) to observe all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to Protalix Ltd. and as directed by the research committee of the Israeli National Authority for Technological Innovation (the “Research Committee” and the “IIA”, respectively) relating to the prohibitions on the transfer of know-how and/or production rights; and (b) as a stockholder of the Company, to make all reasonable efforts to cause Protalix Ltd. to observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to Protalix Ltd. and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.
Section 3.9Risks of Investment. Such Purchaser fully understands the risks relating to an investment in the Exchange Notes. Such Purchaser is able to bear the economic risk of holding the Exchange Notes for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
Section 3.10No Encumbrances. Such Purchaser is the sole and exclusive holder of the Existing Notes free and clear of all liens, pledges, hypothecations, claims, restrictions or encumbrances, and no other Person, firm or corporation has any interest whatsoever in the Existing Notes (other than pledges or security interests that such Purchaser may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Exchange provided for herein will vest in the Company valid and absolute title to the Existing Notes, free and clear of any and all encumbrances, liens, pledges, hypothecations, restrictions, claims, options, agreements and conditions.

Section 3.11Section 3(a)(9) Exemption. Such Purchaser acknowledges that in connection with the Exchange, in the manner contemplated herein, the Company intends to rely on the exemption from registration set forth under Section 3(a)(9) of the Securities Act. Such Purchaser knows of no reason why such exemption is not available.
Section 3.12Investment Purpose. Such Purchaser is acquiring the Exchange Notes solely for its own account for investment purposes and not with a view to engage in any distribution thereof. Such Purchaser acknowledges that the offer and sale of the Exchange Notes is not registered under the Securities Act, or any state securities laws, and that the Exchange Notes may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
Section 3.13No View to Effecting Exchange. Such Purchaser did not acquire the Existing Notes with a view to effecting the Exchange.
Section 3.14Holding Period. Such Purchaser or, to the best of such Purchaser’s knowledge, any Person who is not an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act has beneficially owned the Existing Notes being exchanged by such Purchaser in the Exchange for a period of at least one year within the meaning of Rule 144(d) under the Securities Act.
Section 3.15Consent. Such Purchaser hereby irrevocably and unconditionally consents to the execution and delivery of the Third Supplemental Indenture, the incurrence of liens securing the Exchange Notes and the execution and delivery of the Exchange Notes Indenture. Such Purchaser agrees to have its custodian or nominee promptly deliver a consent of the Third Supplemental Indenture in accordance with DTC’s Automated Tender Offer Program procedures and make customary representations and warranties to effectuate such consent.
Section 3.16Reliance. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of the foregoing representations and warranties.
Article IV

CLOSING CONDITIONS
Section 4.1Conditions to the Company’s Obligations. The Company’s obligation to complete the Exchange at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a)receipt by the Company of the Existing Notes being exchanged hereunder and satisfaction by each Purchaser of all of its obligations contemplated by this Agreement in connection with the Exchange;
(b)receipt by the Company of the consent of holders of at least 66 and 2/3% in aggregate principal amount of the Existing Notes to the execution and delivery of the Third Supplemental Indenture;

(c)the accuracy of the representations and warranties made by the Purchasers in this Agreement; and
(d)no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.
Section 4.2Conditions to the Purchasers’ Obligations. Each Purchaser’s obligation to complete the Exchange at the Closing shall be subject to the following conditions, any one or more of which may be waived by such Purchaser:
(a)the Common Stock shall continue to be listed on the NYSE American as of the Closing Date; there shall have been no suspensions in the trading of the Common Stock as of the Closing Date; and the listing of additional shares notification form with respect to the Maximum Number of Shares shall have been submitted to the NYSE American and the NYSE American shall have confirmed that it has no objection to such notification;
(b)no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement;
(c)receipt by such Purchaser of fully executed copies of the Exchange Notes Indenture, the Exchange Notes and the Third Supplemental Indenture, each in form and substance reasonably acceptable to the Purchasers;
(d)the delivery to such Purchaser by U.S. counsel to the Company of a legal opinion substantially similar in substance to the form of opinion attached as Exhibit A hereto;
(e)the delivery to such Purchaser by Israeli counsel to the Company of a legal opinion substantially similar in substance and form to the opinion delivered by said Israeli counsel pursuant to the execution of the Existing Indenture attached as Exhibit A hereto;
(f)receipt by such Purchaser of a certificate executed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date, in substantially the form of certificate attached as Exhibit B hereto;
(g)receipt by such Purchaser of a certificate of the Secretary of the Company, dated as of the Closing Date, in substantially the form of certificate attached as Exhibit C hereto;
(i)certifying the resolutions adopted by the Board of Directors of the Company approving the Exchange and the reservation and issuance of the shares of Common Stock potentially issuable upon the conversion of the Exchange Notes;

(ii)certifying the current versions of the Certificate of Incorporation and the Bylaws of the Company; and
(iii)certifying as to the signatures and authority of the persons signing this Agreement and related documents on behalf of the Company;
(h)receipt by such Purchaser of a certificate of good standing for the Company for its jurisdiction of incorporation;
(i)receipt by such Purchaser of evidence of approval by the Israel Innovation Authority of the transactions contemplated by this Agreement;
(j)receipt by such Purchaser of a duly executed Letter of Undertaking to the IIA, in the form attached hereto as Exhibit D, to be held in trust by the Company and delivered to the IIA only upon and subject to such Purchaser’s (and its affiliates) holdings in the Company being equal to or exceeding 5% of the Company’s share capital on a fully diluted basis or as otherwise required under the Innovation Law;
(k)execution and filing of all amendments to documentation governing security interests with respect to the Existing Notes required to permit registration of liens, on a pari passu basis, under the Security Documentation;
(l)execution and delivery of the Security Documentation in form and substance reasonably acceptable to the Purchasers;
(m)each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date;
(n)there shall have been no concern or qualification expressed by the auditors of the Company as to the Company’s status as a going concern;
(o)there shall have been no event, occurrence or development that has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to the Company; and
(p)the Outside Date shall not have occurred.
Article V

MISCELLANEOUS
Section 5.1Definitions.
(a)As used herein, the following terms have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York, Wilmington, Delaware or the place of payment is authorized or required by law or executive order to close or be closed.

“Person” or “person” shall mean an individual, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

Section 5.2Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered (a) via email, (b) personally or (c) by facsimile or three Business Days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:
(i)If to the Company:

Protalix BioTherapeutics, Inc.
2 University Plaza
Suite 100
Hackensack, NJ, 07601
Attention: Joseph Magnas, General Counsel.
Facsimile: 972-4-902-8102
E-mail: Joseph.Magnas@protalix.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Anna T. Pinedo
Facsimile: 1-212-506-2275
E-mail: apinedo@mayerbrown.com

(ii)if to such Purchaser, at its address as set forth on the signature page to this Agreement or such other address as may from time to time be furnished to the Company in writing.
Section 5.3Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
Section 5.4Amendments and Waivers.

(a)Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and Purchasers.
(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 5.5Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.
Section 5.6Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the non-assigning party hereto. Notwithstanding the previous sentence, each Purchaser may assign its rights and obligations under this Agreement to one or more of such Purchaser’s wholly owned subsidiaries that agrees in writing with the Company to be bound by the terms and provisions of this Agreement to the same extent as such Purchaser, but no such assignment shall relieve such Purchaser of its obligations hereunder.
Section 5.7Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 5.8Jurisdiction; Waiver of Jury Trial.
(a)The parties hereto agree that any suit, action or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with, this Agreement and the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the corresponding appellate courts) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding in any of those courts or that any such suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
(b)THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.9Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.
Section 5.10Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 5.11Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.
Section 5.12Furnishing of Information; Public Information. Until the time the Purchasers own no Exchange Notes, the Company covenants to maintain the registration of the shares of Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company agrees to provide to each of the Purchasers copies of any such reports, and any press releases or other public communications, which include a description of any Purchaser or the transactions contemplated herein not later than two Business Days prior to the filing of such report.
Section 5.13Counterparts; Electronic Execution; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf or other electronic image-scan transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 5.14Withholding. On the date hereof (and at any other time or times prescribed by applicable law or as reasonably requested by the Company), each Purchaser shall deliver to the Company a properly completed and duly executed IRS Form W-9 , Form W-8BEN, W-

8BEN-E or other appropriate Form W-8 (or successor form), together with any other information necessary in order to establish an exemption from, or a reduced rate of, U.S. federal income tax withholding, and except to the extent that an exemption or reduction is properly established, all payments to be made by the Company in respect of the Exchange Notes shall be made net of deduction or withholding for or on account of taxes as required by applicable law. Each Purchaser shall promptly notify the Company if at any time such previously delivered IRS forms or information are no longer correct or valid.

Section 5.15Tax Treatment. The Company and the Purchasers agree that the Exchange will constitute a taxable transaction for U.S. federal income tax purposes.
Section 5.16Other Transactions. The Company represents to each Purchaser that the Company has not (a) agreed to, or entered into, any arrangements with any holder of Existing Notes to exchange such Existing Notes for other securities or other consideration, other than pursuant to the Exchange, this Agreement, other concurrent and substantially similar agreements among the Company and holders (other than the Purchasers) of the Existing Notes; or (b) agreed to, or entered into, any arrangements with any Purchaser to provide for the exchange of such Purchaser’s Existing Notes on terms that differ from the terms set forth in this Agreement; provided, however, that nothing in this Section 5.16 will affect the Company’s ability to effect any future exchange of any of its securities on terms that may differ from the terms set forth in this Agreement.
Section 5.17Miscellaneous. Each representation, warranty, obligation and covenant of each Purchaser herein relates solely to that Purchaser and no Purchaser shall be liable for the inaccuracy of any representation or warranty or any breach of any obligation or covenant of another Purchaser hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PROTALIX BIOTHERAPEUTICS, INC,

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Print or Type:	, as a Purchaser

By:

Name of Purchaser
(Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser

Title of Individual representing Purchaser

Signature by:	Individual representing Purchaser:

Notice Information:	Address:
Telephone:
Facsimile:
Email:

NOMINEE/CUSTODIAN (Name in which the Exchange Notes and, if applicable, Common Stock issued upon conversion of the Exchange Notes are to be registered if different than name of Purchaser):

DTC Number:
Tax I.D. Number:

(If acquired in the name of a nominee/custodian, the taxpayer I.D. number of such nominee/custodian)

* * * Please note that if you are sub-allocating to multiple funds, you must execute a signature page for each fund. ***

[Signature Page to Exchange Agreement]

SCHEDULE I

Amounts of Existing Notes, Principal Amount of Exchange Notes, Amounts of Cash for
Accrued Interest, Cash Consideration

Name	Principal Amount of Existing Notes	Principal Amount of Exchange Notes	Cash Consideration

Total:

Exhibit A

FORM OF MAYER BROWN LLP OPINION AND FORM OF HORN & CO. OPINION

[Attached]

Exhibit B

FORM OF OFFICERS’ CERTIFICATE

[Attached]

Exhibit C

FORM OF SECRETARY’S CERTIFICATE

[Attached]

Exhibit D

FORM OF UNDERTAKING

[Attached]